Exhibit 10.3

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

This Amended and Restated Registration Rights Agreement (this “Agreement”), dated as of December 19, 2011, is made by and among Real Goods Solar, Inc., a Colorado corporation (the “Company”), Gaiam, Inc., a Colorado corporation (“Gaiam”), and Riverside Renewable Energy Investments, LLC, a Delaware limited liability company (“Riverside”). Collectively, Gaiam, and Riverside are referred to as the “Shareholders” and individually as a “Shareholder.”

WHEREAS, Gaiam beneficially owns shares of the Company’s Class A common stock, par value $.0001 per share (the “Class A Common”);

WHEREAS, pursuant to the terms and subject to the conditions of that certain Agreement and Plan of Merger (the “Merger Agreement”) effective as of June 21, 2011 by and among the Company, Earth Friendly Group Holdings, LLC, and Riverside, the Company has issued 7,830,647 shares of Class A Common to Riverside; and

WHEREAS, pursuant to a registration rights agreement dated May 8, 2008 (the “Original Agreement”), the Company granted to Gaiam certain rights with respect to its Registrable Securities, as defined herein, and the Company has agreed to amend and restate the Original Agreement to grant Gaiam, Riverside certain rights with respect to Registrable Securities.

NOW, THEREFORE, in consideration of their mutual promises, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS, CONSTRUCTION AND CONSENTS

Section 1.1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

“Commission” means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

“Demand Registration” shall have the meaning ascribed to such term in Section 2.1(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Initiating Holders” means, collectively, holders who properly initiate a registration request under this Agreement.

“Person” means any individual, partnership, limited liability company, limited liability partnership, corporation, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity (or any department, agency or political subdivision).

“Piggyback Registration” shall have the meaning ascribed to such term in Section 2.2(a).

“Registrable Securities” means the Class A Common beneficially owned by the Shareholders or received or receivable by the Shareholders or their transferees, and any other securities received on account of the Class A Common in any stock split, stock dividend, recapitalization or similar event; provided, however, that such securities will cease to be Registrable Securities when any of the following shall have occurred: (i) they have been distributed to the public pursuant to an offering registered under the Securities Act; or (ii) are sold pursuant to Rule 144 under the Securities Act (or any similar rule then in force). For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire directly or indirectly such Registrable Securities from the Company (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

“Securities Act” means the Securities Act of 1933, as amended.

Section 1.2. INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine or neuter form. The words “include,” “includes” and “including” when used in this Agreement shall be deemed to be followed by the phrase “without limitation.” The headings contained in this Agreement are inserted for convenience only and shall not constitute a part hereof. This Agreement shall be construed in accordance with its fair meaning and shall not be construed strictly against the drafter.

ARTICLE II

REGISTRATION RIGHTS

Section 2.1. Demand Registrations.

(a) Requests for Registration. Subject to the limitations contained in this Agreement, at any time after the first anniversary of this Agreement, and from time to time thereafter until the termination of this Agreement, Gaiam or Riverside may request registration under the Securities Act of all or part of their Registrable Securities. All registrations requested pursuant to this Section 2.1(a) are referred to in this Agreement as “Demand Registrations.” Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered. Within 10 business days after receipt of any such request, the Company will give written notice of such requested registration to the other holders of Registrable Securities and, except as provided in Section 2.1(c) below, will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 10 business days after the receipt of the Company’s notice.

(b) Number and Size of Requests. Gaiam and Riverside will each be entitled to request two (2) Demand Registrations on Form S-1 or any similar long form registration statement and unlimited Demand Registrations on Form S-3 or any similar short form registration statement. No underwritten Demand Registration shall be requested for an offering with an anticipated aggregate offering price, net of underwriting discounts and commissions, of less than $10 million, determined as of the date such demand is made.

(c) Priority on Demand Registrations. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company and the holders of Registrable Securities participating in such registration that in their opinion the aggregate number of securities requested to be included in such offering exceeds the number of securities which can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the Registrable Securities requesting registration, the Company will include in such registration, prior to the inclusion of any other securities, the maximum number of Registrable Securities requested to be included by the holders requesting such Demand Registration, which in the opinion of such underwriters can be sold in an orderly manner within such price range, pro rata among the respective holders thereof on the basis of the amount of Registrable Securities requested to be included in such offering by such holder.

(d) Restrictions on Demand Registrations. (i) Notwithstanding the foregoing obligations, if the Company furnishes to holders requesting a registration pursuant to this Section 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such registration, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than thirty (30) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period, and provided, further, that in such event, the Initiating Holders will be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration will not count as one of the permitted Demand Registrations and the Company will pay all registration expenses in connection with such registration.

(ii) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1 (i) during the ninety (90) days following the effective date of, a Company-initiated registration or any Demand Registration; or (ii) if the Initiating Holders propose a registration on a Form S-1 to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.1(b).

(e) Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of Gaiam and Riverside, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (i) to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the holders that are included, or (ii) to demand registration of any securities held by such holder or prospective holder.

(f) Effective Registration Statement. A Demand Registration shall not be deemed to have been requested until a registration statement with respect thereto shall have been declared effective by the Commission (unless such Demand Registration has not become effective due solely to the refusal of the Initiating Holders to proceed; provided, such refusal is not due to the advice of their counsel that the registration statement, or the prospectus contained therein, or other documents incorporated by reference therein, contain or contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing), and, in such circumstances, if the Commission shall not declare such registration statement effective within 90 days after the first filing of the registration with the Commission, then the Initiating Holders will be entitled to withdraw such request and, if such request is withdrawn, the Company will pay all registration expenses in connection with such registration

Section 2.2. Piggyback Registrations.

(a) Right to Piggyback. Whenever the Company proposes to register any of its securities under the Securities Act (whether such registration is a primary registration on behalf of the Company or a secondary registration on behalf of other holders of the Company’s securities) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company will give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and the estimated price range of such offering and, except as provided in Section 2.2(b) below, will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 5 business days after the receipt of the Company’s notice.

(b) Priority on Piggyback Registrations. If a Piggyback Registration is an underwritten registration and the managing underwriters advise the Company that in their opinion the number of securities requested to be included in any Piggyback Registration exceeds the aggregate number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company will include in such registration, first, the securities the Company proposes to sell which, in the opinion of such underwriters, can be sold in an orderly manner within such price range, second, the maximum number of securities requested to be included in such registration by any Person pursuant to any demand registration which in the opinion of such underwriters can be sold in an orderly manner within such price range, pro rata among the holders of such securities on the basis of the number of shares owned by each such holder, third, the Registrable Securities and any other securities requested to be included pursuant to other registration rights in such registration which in the opinion of such underwriters can be sold in an orderly manner within such price range, pro rata among the holders of such securities on the basis of the number of shares owned by each such holder, and fourth, any other securities requested to be included in such registration which in the opinion of such underwriters can be sold in an orderly manner within such price range, pro rata among the holders of such securities on the basis of the number of shares owned by each such holder.

Section 2.3 Holdback Agreement And Other Registrations.

(a) Holders of Registrable Securities. Each holder of Registrable Securities whose Registrable Securities are covered by a registration statement filed pursuant to Section 2.1 or 2.2 of this Agreement agrees, and will confirm such agreement in writing if such holder is so requested (pursuant to a timely written notice) by the managing underwriter or underwriters in an underwritten offering, not to effect any public sale or distribution of any of the Company’s securities (except as part of such underwritten offering), including a sale pursuant to Rule 144 under the Securities Act during the 10-calendar day period prior to, and during the 90-calendar day period (or such shorter period as to which the managing underwriter or underwriters may require of any officer, director or other stockholder bound by any similar limitation in connection with any underwritten public offering) beginning on, the closing date of each underwritten offering made pursuant to such registration statement. If a request is made pursuant to this Section 2.3(a), the time period during which a registration under Section 2.1 (a) or (b) is required to remain continuously effective pursuant to this Agreement will be extended by 180 days or such shorter period that will terminate when all Registrable Securities included in such registration statement have been sold pursuant to such registration statement.

(b) The Company. The Company agrees not to effect any sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities (other than the issuance of such securities pursuant to the terms of any Company stock option or other long term incentive plan), during the seven days prior to and during the 90-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Forms S-8, S-4 or any successor forms), unless the underwriters managing the registered public offering otherwise agree; provided, that, the provisions of this Section 2.3(b) shall not prevent the conversion or exchange of any securities pursuant to their terms into or for other securities.

Section 2.4. Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof. Pursuant to such registration, the Company will as expeditiously as possible:

(a) as soon as practicable but in any event within 60 days of a request for registration of Registrable Securities, prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its reasonable efforts to cause such registration statement to become effective (provided that, before filing a registration statement or prospectus or any amendments or supplements thereto, if requested the Company will furnish, to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement, copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel);

(b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of either (i) 90 days (subject to extension pursuant to the last paragraph of this Section 2.4) or, if such registration statement relates to an underwritten offering, such period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer, or (ii) such shorter period as will terminate when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement (but in any event not before the expiration of any longer period required under the Securities Act), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits), the prospectus included in such registration statement (including each preliminary prospectus) and any other prospectus filed under Rule 424 under the Securities Act and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(d) if required, use its reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller or underwriter reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction);

(e) furnish to each seller of Registrable Securities a signed counterpart, addressed to such seller (and the underwriters, if any) of:

(i) an opinion of counsel for the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to such seller and

(ii) a “cold comfort” letter, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company’s financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants’ letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in underwritten public offerings of securities and, in the case of accountants’ letter, such other financial matters, and, in the case of the legal opinion, such other legal matters, as such seller (or the underwriters, if any) may reasonably request;

(f) notify each seller of such Registrable Securities (at any time when a prospectus relating thereto is required to be delivered under the Securities Act) of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any underwriter or any such seller, prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(g) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(i) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all relevant financial and other records, corporate documents and properties of the Company, and use reasonable efforts to cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(j) otherwise use its reasonable efforts to comply with all applicable rules and regulations of the Commission.

Each holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.4(f) above, such holder will forthwith discontinue such holder’s distribution of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.4(f) above. In the event the Company shall give any such notice, the applicable time period mentioned in Section 2.4(b) above during which a Registration Statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 2.4(f) above, to and including the date when each seller of a Registrable Security covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 2.4(f) above.

ARTICLE III

REGISTRATION EXPENSES

Section 3.1. Expenses Paid By The Company. Subject to the requirements of Section 3.2, all expenses incident to any Demand Registration or Piggyback Registration effected pursuant to this Agreement and the Company’s performance of or compliance with this Agreement will be borne by the Company, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, duplicating and printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company. In addition, in connection with any Demand Registration or Piggyback Registration, the Company will bear the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed. In connection with each Demand Registration, the Company will reimburse the holders of Registrable Securities covered by such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities included in such registration.

Section 3.2. Expenses Paid By The Holders Of Registrable Securities. Each holder of securities included in any registration pursuant to this Agreement will pay any underwriters’ discount or commission, and any other expenses incurred by such holder which are not borne by the Company as provided above, including any fees and expenses of counsel retained by such holder. Provided, however, that the holders of securities who request any Demand Registration or Piggyback Registration pursuant to this Agreement who subsequently withdraw such request shall reimburse the Company for all costs incurred by the Company as described in Section 3.1, unless such withdrawal is made for the reasons and in the manner described in Sections 2.1(d) or (f) above.

ARTICLE IV

INDEMNIFICATION

Section 4.1. Indemnification By The Company. The Company agrees to indemnify, to the extent permitted by law, each Person selling Registrable Securities pursuant to any registration statement, such Person’s officers and directors, each other Person who participates as an underwriter in the offering or sale of such Registrable Securities, and each Person who controls such Person or underwriter (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by (i) any untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto, (ii) any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the Company (or any of its agents or affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law. The Company will reimburse such seller, and each such officer, director, underwriter and controlling Person for reasonable legal or any other expenses incurred by them in connection with defending any such loss, claim, liability, action or proceeding, except insofar as the same arises out of or is based upon an untrue statement, or omission, made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, or amendment or supplement thereof, in reliance upon and in conformity with written information prepared and furnished to the Company by such seller (or on its behalf) specifically for use in the preparation thereof which information contained any untrue statement of any material fact or omitted to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. Provided, however, that the Company shall not be liable to any Person who participates as an underwriter in any such registration or any other Person who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person’s failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or omission at or prior to the written confirmation of the sale of the securities to such Person if such statement or omission was corrected in such final prospectus.

Section 4.2 Indemnification By The Holders Of Registrable Securities. In connection with any registration statement in which a holder of Registrable Securities is participating, each such participating holder of Registrable Securities will furnish to the Company in writing such information regarding such holder and, if such registration is not an underwritten registration, such information regarding the distribution of such securities, as the Company reasonably requests for use in connection with any such registration statement or prospectus. If such registration statement or prospectus or any preliminary prospectus or any amendment thereof or supplement thereto contains any untrue statement of material fact contained in any information or affidavit so furnished in writing by such participating holder, or if such information or affidavit omits a material fact required to be stated therein or necessary to make the statements therein not misleading, such holder, to the extent permitted by law, will indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) and all other holders of Registrable Securities against any losses, claims, damages, liabilities and expenses resulting from such untrue statement of material fact or omission; provided that the obligation to indemnify will be individual and several (and not joint or joint and several) with any other seller or prospective seller of securities to each participating holder and will be limited to the net amount of proceeds received by such participating holder from the sale of Registrable Securities pursuant to such registration statement.

Section 4.3 Defense Of Claims. Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification, and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding provisions of this Article IV, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without the indemnifying party’s consent (but such consent will not be unreasonably withheld).

Section 4.4 Survival; Contribution. The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities and the termination of this Agreement. If the indemnification provided for in Section 4.1 of this Agreement is unavailable to a party that would have been an indemnified party thereunder in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the Company shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and such indemnified party on the other in connection with the claims which resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or such indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each holder of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4.4. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 4.4 shall include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding any provision of this Section 4.4 to the contrary, each holder of Registrable Securities liability hereunder with respect to any particular registration shall be limited to an amount equal to the net proceeds received by such holder from the Registrable Securities sold by such holder in such registration.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the indemnifying parties may have to the indemnified parties.

Section 4.5 Registration And Qualification Under Other Securities Laws. Indemnification similar to that specified above in this Article IV (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority, other than the Securities Act.

Section 4.6 Advancement Of Expenses. The indemnification required by this Article IV shall be made by periodic payments of the amount thereof during the course of the defense, as and when bills are received or expense, loss, damage or liability is incurred, subject to refund if it is determined the party incurring such expenses is not entitled to be indemnified under this Agreement. In the event that the Company does not assume the defense pursuant to Section 4.1 of any action, suit, proceeding or investigation of which the Company receives notice under this Article, any expenses (including attorneys’ fees) incurred by or on behalf of an indemnitee in defending an action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Company in advance of the final disposition of such matter; provided, however, that the payment of such expenses incurred by or on behalf of indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that indemnitee is not entitled to be indemnified by the Company; and further provided that no such advancement of expenses shall be made under this Article IV if it is determined that (i) indemnitee did not act in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, or (ii) with respect to any criminal action or proceeding, indemnitee had reasonable cause to believe his or her conduct was unlawful. Such undertaking shall be accepted without reference to the financial ability of indemnitee to make such repayment.

ARTICLE V

UNDERWRITTEN REGISTRATIONS

Section 5.1 Demand Underwritten Registrations. If requested by the underwriters for any underwritten offering of Registrable Securities pursuant to a Demand Registration, the Company will enter into an underwriting agreement with such underwriters for such offering. Such agreement shall be reasonably satisfactory in substance and form to each holder of Registrable Securities being registered and the underwriters and shall contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of this type, including, without limitation, indemnities substantially as provided in Article IV.

Section 5.2 Demand Or Piggyback Underwritten Registrations. The holders of Registrable Securities to be distributed by underwriters of any underwritten offering of Registrable Securities pursuant to Sections 2.1 or 2.2 shall be parties to the Company’s underwriting agreement. No underwriting agreement (or other agreement in connection with such offering) shall require any holder of Registrable Securities to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder’s Registrable Securities, such holder’s intended method of distribution and any other representation required by law.

Section 5.3 Participation In Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements.

ARTICLE VI

PREPARATION; REASONABLE INVESTIGATION

In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the holders of Registrable Securities registered under such registration statement, their underwriters, if any, and their respective counsel the reasonable opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the

Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders’ and such underwriters’ respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

ARTICLE VII

TERMINATION

This Agreement, other than the provisions of Article IV insofar as they relate to completed offerings, shall terminate as to any holder of Registrable Securities that is a party hereto, except with respect to registrations previously requested or in process, on the first to occur of (i) the date such holder no longer beneficially owns, directly or indirectly, at least 5% of the Class A Common, and (ii) at such time the holders of the Registrable Securities may sell such Registrable Securities, without volume restriction, pursuant to Rule 144 of the Securities Act.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Current Public Information. The Company shall file all reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted by the Commission thereunder and shall take such further action as any holder or holders of Restricted Securities may reasonably request, all to the extent required to enable such holders to sell Restricted Securities pursuant to (i) Rule 144 adopted by the Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Commission, or (ii) short-form registrations. Upon request, the Company shall deliver to any holder of Restricted Securities a written statement as to whether it has complied with such requirements.

Section 8.2 Underwriting Of Demand Registrations. If, pursuant to Section 2.1 an Initiating Holder intend to distribute the Registrable Securities covered by its request by means of an underwriting, such Initiating Holder shall so advise the Company as a part of its request made pursuant to Section 2.1 and the Company shall include such information in the Demand Notice. The Company will select the investment banker(s) and manager(s) to administer any offering effected pursuant to a Demand Registration or Piggyback Registration, provided, however, that in the case of a Demand Registration such selection shall be subject to approval of the holders of a majority of the Registrable Securities to be included in such Demand Registration, which approval shall not be unreasonably withheld or delayed

Section 8.3 Remedies. Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties to this Agreement agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

Section 8.4 Amendments And Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company, Gaiam and Riverside.

Section 8.5 Successors And Assigns. Except as otherwise provided, all covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Except as otherwise provided in any express assignment of this Agreement by a holder of Registrable Securities, the provisions of this Agreement which are for the benefit of holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

Section 8.6 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

Section 8.7 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, and all of which when taken together shall constitute one and the same instrument.

Section 8.8 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the state of Delaware, without regard to the applicable principles of conflicts of laws thereunder.

Section 8.9 Notices. Any notice, demand, claim or other communication under this Agreement shall be in writing and shall be deemed given upon delivery if delivered personally, upon mailing if sent by certified mail, return receipt requested, postage prepaid, or upon completion of transmission and confirmation of receipt if sent by email, telecopy or facsimile, to the parties at the following address (or such other address as may be provided in writing from time to time by one party to the other party after the date hereof):

To Gaiam:

Gaiam, Inc.

833 W. South Boulder Road

Louisville, CO 80027-2452

Attention: Chief Executive Officer

Facsimile: (303) 222-3609

If to Riverside to:

Riverside renewable Energy Investments, LLC

c/o Riverside Partners

One Exeter Plaza

699 Boylston Street

Boston, Massachusetts

Attention: David Belluck

Facsimile: (617) 351-2801

To Real Goods:

Real Goods Solar, Inc.

833 W. South Boulder Road

Louisville, CO 80027-2452

Attention: Chief Financial Officer

Facsimile: (415) 456-2855

Section 8.10 Entire Agreement. This Agreement constitutes the entire agreement of the parties concerning the subject matter hereof, and supersedes all other agreements, whether or not written, in respect of its subject matter.

Section 8.11 No Third-Party Beneficiaries. This Agreement is solely for the benefit of the parties and shall not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

Gaiam, Inc.

By:

Name:

Title:

Riverside Renewable Energy Investments, LLC

By:

Name:

Title:

Real Goods Solar, Inc.

By:

Name:

Title:

[Signature Page to Amended and Restated Registration Rights Agreement]